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                                                                    EXHIBIT 99.2

                               AES RED OAK, L.L.C.
                              OFFER TO EXCHANGE ITS
                  ____% SENIOR SECURED BONDS SERIES __ DUE 20__
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  ___% SENIOR SECURED BONDS SERIES __ DUE 20__

TO OUR CLIENTS:

         Enclosed for your consideration is a prospectus, dated ___________, 2000 (the "prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "exchange offer") of AES Red Oak, L.L.C. ("AES Red Oak") to exchange its ____% Senior Secured Bonds Series __ due 20__, which have been registered under the Securities Act of 1933 (the "exchange bonds"), for any and all of its outstanding ___% Senior Secured Bonds Series __ due 20__ (the "outstanding bonds"), upon the terms and subject to the conditions described in the prospectus and the Letter of Transmittal. The exchange offer is being made in order to satisfy certain of AES Red Oak's obligations contained in the Registration Rights Agreement dated as of March 15, 2000, among AES Red Oak, Lehman Brothers, and Dresdner Kleinwort Benson North America LLC.

         This material is being forwarded to you as the beneficial owner of the outstanding bonds carried by us in your account but not registered in your name. A TENDER OF SUCH OUTSTANDING BONDS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the outstanding bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the outstanding bonds on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on __________, 2000, unless extended by AES Red Oak (the "expiration date"). Any outstanding bonds tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the prospectus and the Letter of Transmittal, at any time prior to the expiration date.

         If you wish to have us tender your outstanding bonds, please so instruct us by completing, executing and returning to us the instruction form included with this letter.

         THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING BONDS.


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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the prospectus and the accompanying form of Letter of Transmittal, relating to the exchange offer made by AES Red Oak, L.L.C. with respect to its outstanding bonds.

         This will instruct you as to the action to be taken by you relating to the exchange offer with respect to the outstanding bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the Letter of Transmittal.

         The aggregate principal amount of the outstanding bonds held by you for the account of the undersigned is (fill in amount):

         $ ______________________ of the ___% Senior Secured Bonds Series __ due 20__

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

/ / TO TENDER the following outstanding bonds held by you for the account of the undersigned (insert aggregate principal amount at maturity of outstanding bonds to be tendered, in integral multiples of $1,000):

         $ ______________________ of the ____% Senior Secured Bonds Series __
due 20__

/ / NOT to tender any outstanding bonds held by you for the account of the undersigned.

         If the undersigned instructs you to tender the outstanding bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                    SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
             -------------------------------------------------------------------

Name(s) (please print):
                       ---------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Telephone Number:
                 ---------------------------------------------------------------

Taxpayer Identification or Social Security Number(s):
                                                     ---------------------------

Date:
     ---------------------------------------------------------------------------

         None of the outstanding bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the outstanding bonds held by us for your account.


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